United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2010

GENTIVA HEALTH SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia	30339-3314
(Address of principal executive offices)	(Zip Code)

(770) 951-6450
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                      Entry into a Material Definitive Agreement.

On February 25, 2010, the Board of Directors of Gentiva Health Services, Inc. (the “Company”) authorized the Company to enter into an indemnification agreement (the “Indemnification Agreement”) with each of its directors and officers.  The following summary of the form of Indemnification Agreement approved by the Board is qualified in its entirety by reference to the form of Indemnification Agreement filed herewith as Exhibit 10.1.

The form of Indemnification Agreement provides full indemnification for judgments and expenses incurred by the indemnitee who is a party to a covered proceeding brought by all persons other than the Company.  The form of Indemnification Agreement also includes indemnification for the indemnitee who is not a party, but who, nonetheless, becomes a participant (as a witness or otherwise) in such a proceeding.

The form of Indemnification Agreement also provides full indemnification for judgments and expenses incurred by reason of being a party to an action brought by or in the right of the Company, as well as indemnification for the indemnitee who is not a party, but who nonetheless, becomes a party (as a witness or otherwise) in such a proceeding.  The  form of Indemnification Agreement further provides for indemnification for some or a portion of any expenses incurred by the indemnitee in circumstances where indemnification for the total amount thereof is precluded by applicable law or the specific terms of the Indemnification Agreement.  In addition, indemnification shall be provided for any claim, issue or matter as to which the indemnitee has been adjudged to be liable to the Company, but only to the extent that a court of competent jurisdiction ultimately determines in a final judgment, not subject to appeal, that, despite the adjudication of liability and in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

The form of Indemnification Agreement excludes the following from indemnification: (i) remuneration provided in violation of law; (ii) liability under section 16(b) of the Securities Exchange Act of 1934, as amended; (iii) any proceeding for which the Board (or any committee thereof) has determined, prior to the date of the Indemnification Agreement, that the indemnitee is not entitled to indemnification; (iv) any amounts paid in settlement of any proceeding effected without the Company’s written consent (not to be unreasonably withheld by the Company); or (v) proceedings or claims initiated or brought by the indemnitee against the Company or its current or former directors, officers, employees or other agents and not by way of defense; provided, however, that indemnification may be paid with respect to (A) proceedings brought to establish or enforce a right to indemnification or advancement of expenses under the Indemnification Agreement or under any other agreement or provision in the Company’s certificate of incorporation or bylaws or applicable law or (B) with respect to any other proceeding initiated by the indemnitee that is either approved by the Board or with respect to which the indemnitee’s participation is required by applicable law.

The form of Indemnification Agreement requires the Company to advance expenses incurred by the indemnitee to the fullest extent permitted by applicable law, in connection with any covered proceeding, including an action to enforce the indemnitee’s right of advancement.  The indemnitee is entitled to advancement of expenses regardless of the indemnitee’s ability to repay the expenses, and the indemnitee is not required to reimburse any advancement until a final judicial determination is made with respect thereto. The Company shall bear the burden of proof in a proceeding brought by the indemnitee for purposes of determining whether such indemnitee is entitled to indemnification or enforcing such indemnitee’s right to indemnification or advancement of expenses.

           The Company shall also take all necessary or desirable action to cause its insurers to pay, on behalf of the indemnitee, all amounts payable as a result of any covered proceeding in accordance with the terms of such policies and shall not discriminate against the indemnitee in regard to such indemnitee’s access to coverage under its D&O insurance policy or policies in comparison to any other then-current director or officer.

           All agreements and obligations of the Company contained in the form of Indemnification Agreement remain in effect during the period of the indemnitee’s service and shall continue thereafter with respect to possible claims as they relate to the indemnitee’s service as a director or officer of the Company or, at the request of the Company, the indemnitee’s service as a director, officer, trustee, partner, employee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  The Company must require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume the terms of the Indemnification Agreement.

Item 9.01.                      Exhibits.

Exhibit No.
Exhibit 10.1	Form of Indemnification Agreement.

[Remainder of page intentionally left blank]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC. (Registrant)

By:	/s/ Stephen B. Paige
Stephen B. Paige
Senior Vice President, General Counsel and Secretary
Date:  March 3, 2010

EXHIBIT INDEX

Exhibit No.
Exhibit 10.1	Form of Indemnification Agreement.

6